            As filed with the Securities and Exchange Commission on May 2, 2001
                                                    Registration No. 333-______
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under

                           THE SECURITIES ACT OF 1933

                                   ----------

                        LATTICE SEMICONDUCTOR CORPORATION
             (Exact name of Registrant as specified in its charter)

               DELAWARE                              93-0835214
               --------                              ----------
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)               Identification No.)


                              5555 N.E. Moore Court
                          Hillsboro, Oregon 97124-6421
          (Address of Principal Executive Offices, including Zip Code)

                           -------------------------

                     Integrated Intellectual Property, Inc.
                                 1997 Stock Plan
                                     - and -
                     Integrated Intellectual Property, Inc.
                                 2001 Stock Plan
                            (Full title of the plans)

                           -------------------------

                                Stephen A. Skaggs
                             Chief Financial Officer
                        LATTICE SEMICONDUCTOR CORPORATION
                              5555 N.E. Moore Court
                          Hillsboro, Oregon 97124-6421
                                 (503) 268-8000
            (Name, address and telephone number of agent for service)

                           -------------------------

                                    Copy to:
                               John A. Fore, Esq.
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 493-9300

                           -------------------------

                         CALCULATION OF REGISTRATION FEE


=================================================================================================================================
                                                                    Proposed Maximum     Proposed Maximum
               Title of Securities to            Amount to be        Offering Price     Aggregate Offering        Amount of
                    be Registered                 Registered(1)       Per Share(2)             Price          Registration Fee
         Common Stock,                            52,017             $1.88                 $97,792            $24.45
         $0.01 par value per share

         Common Stock, $0.01 par value per       171,259             $11.89             $2,036,270           $509.07
         share

         Total:                                  223,276                                $2,134,062           $533.52
=================================================================================================================================

(1) On March 16, 2001, the Registrant completed the acquisition of Integrated Intellectual Property, Inc., a California corporation ("I2P"). In connection with the aquisition, the Registrant assumed the obligations under (a) I2P's 1997 Stock Plan and is obligated to issue up to 52,017 shares of common stock of the Registrant upon the exercise of stock options outstanding under such plan on the date the acquisition of I2P was consummated and (b) I2P's 2001 Stock Plan and is obligated to issue up to 171,259 shares of common stock of the Registrant upon the exercise of stock options outstanding under such plan on the date the acquisition of I2P was consummated. The Registrant does not anticipate issuing any additional stock options under either of the plans.

(2) The Proposed Maximum Offering Price Per Share was estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), under which rule the per share price is estimated by reference to the exercise price of the securities, which exercise price is $1.88 with respect to 52,017 of the securities and $11.89 with respect to 171,259 of the securities.
===============================================================================

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meet the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM  3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Lattice Semiconductor Corporation (the "Company") are hereby incorporated by reference in this Registration Statement:


         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000, filed on March 26, 2001.

         (b) The Company's Proxy Statement for its 2001 Annual Meeting of Stockholders, filed on March 23, 2001.

         (c) The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on September 27, 1989, including any amendment or report filed for the purpose of updating any such description.

         (d) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the issuance of the common stock registered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Larry W. Sonsini, one of our directors and a partner of Wilson Sonsini Goodrich & Rosati, beneficially owned 76,860 shares of our common stock at April 20, 2001, including 67,500 shares subject to options exercisable within 60 days of that date.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Restated Certificate of Incorporation, as amended (the "Certificate"), limits, to the maximum extent permitted by the General Corporation Law of the State of Delaware ("Delaware Law"), as the same exists or may hereafter be amended, the personal liability of directors for monetary damages for their conduct as a director. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by law against expenses, including attorneys fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising out of their status as our agent. The Company's Bylaws also allow us to purchase and maintain insurance on behalf of any person who is or was one of our directors, officers, employees or agents against any liability arising out of the person's status as such, whether or not we would have the power to indemnify the person under Delaware Law.

         Section 145 of the Delaware Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

         Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Company's Certificate have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.



    EXHIBIT
     NUMBER                           DESCRIPTION
    -------                           ------------

      4.1         Integrated Intellectual Property, Inc. 1997 Stock Plan.

      4.2         Integrated Intellectual Property, Inc. 2001 Stock Plan.

      5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation, Counsel to the


    EXHIBIT
     NUMBER                           DESCRIPTION
    -------                           ------------

                  Company.

     23.1         Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

     23.2         Consent of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation, Counsel to the Company (see Exhibit 5.1).

     24.1         Power of Attorney (see page II-5).


ITEM 9.  UNDERTAKINGS.

 A. The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10 (a)(3) of the Securities Act of 1933.

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange

    Commission, such indemnification is against public policy as expressed in the Exchange Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on this 2nd day of May, 2001.

                                          LATTICE SEMICONDUCTOR CORPORATION


                                     By:  /s/  CYRUS Y. TSUI
                                          ------------------------------------
                                          Cyrus Y. Tsui
                                          President, Chief Executive Officer and
                                          Chairman of the Board

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Cyrus Y. Tsui and Stephen A. Skaggs, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



                   SIGNATURE                                TITLE                                     DATE
                   ---------                               -------                                    -----
/s/ CYRUS Y. TSUI                              President, Chief Executive Officer                  May 2, 2001
---------------------------                    (Principal Executive Officer) and
      Cyrus Y. Tsui                            Chairman of the Board of Directors


/s/ STEPHEN A. SKAGGS                          Senior Vice President, Chief Financial
---------------------------                    Officer (Principal Financial Officer)
     Stephen A. Skaggs                         and Secretary                                       May 2, 2001


/s/ MARK O. HATFIELD                           Director                                            May 2, 2001
---------------------------
     Mark O. Hatfield


/s/ DANIEL S. HAUER                            Director                                            May 2, 2001
---------------------------
    Daniel S. Hauer


/s/ HARRY A. MERLO                             Director                                            May 2, 2001
---------------------------
     Harry A. Merlo


                   SIGNATURE                                TITLE                                     DATE
                   ---------                               -------                                    -----

/s/ LARRY W. SONSINI                           Director                                            May 2, 2001
---------------------------
     Larry W. Sonsini


/s/ SOO BOON KOH                               Director                                            May 2, 2001
---------------------------
       Soo Boon Koh

                        LATTICE SEMICONDUCTOR CORPORATION

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS



         EXHIBIT
         NUMBER                              DESCRIPTION
         -------                             -----------
           4.1             Integrated Intellectual Property, Inc. 1997 Stock
                           Plan.

           4.2             Integrated Intellectual Property, Inc. 2001 Stock
                           Plan.

           5.1             Opinion of Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation, Counsel to the Company.

          23.1             Consent of PricewaterhouseCoopers LLP, Independent
                           Accountants.

          23.2             Consent of Wilson Sonsini Goodrich & Rosati,
                           Professional Corporation, Counsel to the Company
                           (see Exhibit 5.1).

          24.1             Power of Attorney (see page II-5).